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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  September 18, 2000

                               EPIX Medical, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                       000-21863                                     04-3030815
-------------------------                        -----------------------                        ----------------------
   (State or other                                    (Commission                                   (IRS Employer
   jurisdiction of                                     File Number)                                 Identification No.)
   incorporation)


                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 250-6000

                  --------------------------------------------


                                     Page 1

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ITEM 5.   OTHER EVENTS.

         On September 18, 2000, the Registrant publicly disseminated a press release announcing that it had entered into an agreement with Acqua Wellington North American Equities Fund Ltd. for an equity financing facility covering the sale of up to $45 million of the Registrant's common stock over the next twenty eight months. These shares may be sold, at the Registrant's discretion, at a small discount to the market price of the Registrant's shares at the time of sale. The total amount of investment is dependent, in part, on the Registrant's stock price, with the Registrant controlling the amount and timing of stock sold.

         The common stock purchase agreement and the press release are filed as exhibits to this Form 8-K, and are incorporated by reference into this Item 5. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         10.1 Common Stock Purchase Agreement, dated as of September 18, 2000, by and between the Registrant and Acqua Wellington North American Equities Fund, Ltd.

         99.1  Press Release of the Registrant, dated September 18, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EPIX MEDICAL, INC.
                                   (Registrant)



Date: September 18, 2000           /s/ Michael D. Webb
                                   -------------------------------
                                   Michael D. Webb
                                   Chief Executive Officer





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                                  EXHIBIT INDEX

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
EXHIBIT
NUMBER                    DESCRIPTION
---------                 -----------
10.1 Common Stock Purchase Agreement, dated as of September 18, 2000, by and between the Registrant and Acqua Wellington North American Equities Fund, Ltd.

99.1           Press Release of the Registrant, dated September 18, 2000.
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